UNANIMOUS WRITTEN CONSENT
AND ACTION OF
THE BOARD OF DIRECTORS OF
BIOMETRX, INC.

The undersigned, being all of the directors of Biometrx, Inc., a Delaware corporation (the "Corporation"), hereby consent to the adoption of, and hereby approve and adopt, the following resolutions:

RESOLVED, that the Board of Directors hereby approves the terms and provisions of the Amended and Restated 2008 Employee/Professional/Consultant Compensation Plan (the “Plan”) as set forth in Exhibit A attached hereto.

RESOLVED, that the Board of Directors hereby approves and directs that the Corporation prepare and file a post effective amendment to the Form S-8 Registration Statement that was filed in March of 2008, the purpose of which is to include employees as eligible recipients under the Plan.

RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability.

IN WITNESS WHEREOF, the undersigned, being all of the directors of the Corporation, consent hereto in writing as of September 23, 2008, and direct that this instrument be filed with the minutes of proceedings of the Board of Directors of the Corporation. This Unanimous Written Consent and Action of the Board of Directors of the Biometrx, Inc. may be executed in two or more counterparts; each of which shall be deemed to be an original but all of which shall be deemed an original, and all of which together shall constitute one and the same instrument.